THIS ASSIGNMENT AND ASSUMPTION AGREEMENT AND CONSENT (this "Agreement") is entered as of this 1st day of October, 2003, by and among INVESCO Funds Group, Inc. ("IFG"), AIM Investment Services, Inc. ("AISI"), and the INVESCO investment companies listed on the signature page hereof on behalf of each of their Funds (as hereinafter defined).

     WHEREAS, the INVESCO Mutual Funds listed in Attachment A (the "Funds") are series of AIM Bond Funds, Inc., AIM Combination Stock & Bond Funds, Inc., AIM Counselor Series Funds, Inc., AIM International Funds, Inc. II, AIM Manager Series Funds, Inc., AIM Money Market Funds, Inc., AIM Sector Funds, Inc., AIM Stock Funds, Inc., AIM Treasurer's Series Funds, Inc. and INVESCO Variable Investment Funds, Inc., all of which are registered investment companies (the "Companies");

     WHEREAS, IFG and the Companies are parties to that certain Transfer Agency Agreement dated June 1, 2000, as amended, (the "Agreement");

     WHEREAS, as part of the integration initiative proposed by AMVESCAP PLC, the parent of IFG and AISI, it is proposed that AISI will become the Transfer Agent of the Funds; and

     WHEREAS, the Agreement permits IFG to delegate its duties with the written consent of the Funds;

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

          1. With respect to the Funds on Schedule A, IFG assigns to AISI and its successors and assigns, to its and their own use and benefit, all of IFG's right, title and interest in, to and under the Agreement, and AISI assumes and agrees to perform all of IFG's liabilities and obligations under the Agreement.

          2. The Funds consent to the assignment and assumption of such rights and obligations of IFG to and by AISI.

          3. The assignment and assumption of the rights and obligations of IFG to and by AISI shall be effective as of October 1, 2003.

          4. All of the terms and provisions of this Agreement shall be binding upon IFG and its successors and assigns, and shall inure to the benefit of AISI and its successors and assigns.

          5. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute a single instrument. Except insofar as the Investment Company Act of 1940, as amended, or other federal laws or regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Colorado. Any amendment to this agreement shall be in writing and signed by the parties hereto.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                          INVESCO FUNDS GROUP, INC.


                                          By: /s/ Raymond R. Cunningham
                                              --------------------------------
                                          Name:  Raymond R. Cunningham
                                          Title: President



                                          AIM INVESTMENT SERVICES, INC.


                                          By:  /s/ Tony D. Green
                                               -------------------------------
                                          Name:  Tony D. Green
                                          Title: President


                                          AIM Bond Funds, Inc.
                                          AIM Combination Stock & Bond
                                            Funds, Inc.
                                          AIM Counselor Series Funds, Inc.
                                          AIM International Funds, Inc. II
                                          AIM Manager Series Funds, Inc.
                                          AIM Money Market Funds, Inc.
                                          AIM Sector Funds, Inc.
                                          AIM Stock Funds, Inc.
                                          AIM Treasurer's Series Funds, Inc.
                                          INVESCO Variable Investment Funds,
                                            Inc.


                                          By:  /s/ Raymond R. Cunningham
                                               -------------------------------
                                          Name:  Raymond R. Cunningham
                                          Title: President

                                 ATTACHMENT A



      REGISTERED INVESTMENT COMPANY                    FUNDS
      -----------------------------                    -----

   AIM COUNSELOR SERIES FUNDS, INC.   INVESCO Advantage Fund
                                      INVESCO Advantage Health Sciences Fund.

   AIM BOND FUNDS, INC.               INVESCO High Yield Fund
                                      INVESCO Select Income Fund
                                      INVESCO Tax-Free Bond Fund
                                      INVESCO U.S. Government Securities Fund

   AIM COMBINATION STOCK & BOND       INVESCO Balanced Fund
   FUNDS, INC.                        INVESCO Core Equity Fund
                                      INVESCO Total Return Fund

   AIM INTERNATIONAL FUNDS, INC. II   INVESCO European Fund
                                      INVESCO  International  Blue Chip Value
                                      Fund

   AIM MANAGER SERIES FUNDS, INC.     INVESCO Multi-Sector Fund

   AIM MONEY MARKET FUNDS, INC.       INVESCO Cash Reserve Fund
                                      INVESCO Tax-Free Money Fund
                                      INVESCO U.S. Government Money Fund

   AIM SECTOR FUNDS, INC.             INVESCO Energy Fund
                                      INVESCO Financial Services Fund
                                      INVESCO Gold & Precious Metals Fund
                                      INVESCO Health Sciences Fund
                                      INVESCO Leisure Fund
                                      INVESCO Real Estate Opportunity Fund
                                      INVESCO Technology Fund
                                      INVESCO Telecommunications Fund
                                      INVESCO Utilities Fund

   AIM STOCK FUNDS, INC.              INVESCO Dynamics Fund
                                      INVESCO Growth Fund
                                      INVESCO Growth & Income Fund
                                      INVESCO Mid-Cap Growth Fund
                                      INVESCO Small Company Growth Fund
                                      INVESCO S&P 500 Index Fund
                                      INVESCO Value Equity Fund

   AIM TREASURER'S SERIES FUNDS, INC. INVESCO Treasurer's Money Market
                                           Reserve Fund
                                      INVESCO Treasurer's Tax-Exempt Reserve
                                           Fund

      REGISTERED INVESTMENT COMPANY                    FUNDS
      -----------------------------                    -----

   INVESCO VARIABLE  INVESTMENT       VIF - Core Equity Fund
   FUNDS, INC.                        VIF - Dynamics Fund
                                      VIF - Financial Services Fund
                                      VIF - Growth Fund
                                      VIF - Health Sciences Fund
                                      VIF - High Yield Fund
                                      VIF - Leisure Fund
                                      VIF - Real Estate Opportunity Fund
                                      VIF - Small Company Growth Fund
                                      VIF - Technology Fund
                                      VIF - Telecommunications Fund
                                      VIF - Total Return Fund
                                      VIF - Utilities Fund

                                       A-1